April 5, 2012

Dr. David Jacofsky

3010 W. Agua Fria Freeway, Suite 100

Phoenix, AZ 85027

Dear Dr. Jacofsky:

This letter serves to confirm our mutual agreement to terminate your Consulting Agreement dated August 11, 2011, effective as of April 5, 2012. For avoidance of doubt, your prior Consulting Agreement dated August 10, 2010 shall remain in effect.

Please indicate your agreement regarding the termination of your August 11, 2011 Consulting Agreement by signing below.

Very truly yours,

Bacterin International Holdings, Inc.

/s/ Guy Cook

By: Guy Cook, CEO

AGREED AND ACCEPTED

/s/ David Jacofsky
David Jacofsky